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                                                                       EXHIBIT 5

                   [LETTERHEAD OF APPLEBY, SPURLING & KEMPE]



                                                              HG/w

                                                        1 October 1997


Stirling Cooke Brown Holdings Limited
Cedar House,
41 Cedar Avenue,
Hamilton HM 12,
Bermuda



Dear Sirs:

RE: STIRLING COOKE BROWN HOLDINGS LIMITED ("SCBH")
----------------------------------------------------

We have acted as Bermuda counsel to SCBH, a Bermuda company, and for certain shareholders of the Company (the "Selling Shareholders") in connection with the proposed issue and sale by the Company of 1,375,000 ordinary shares and the sale by the Selling Shareholders of 1,125,000 ordinary shares ("Ordinary Shares"), par value $0.25 per share of SCBH, together with up to 375,000 additional Ordinary Shares which are being registered to cover the over-allotment option granted by certain Selling Shareholders to the Underwriters.

In our capacity as Bermuda counsel to SCBH, we participated in the preparation of the Registration Statement ("Registration Statement") on Form S-1 (Registration No. 333-32995) with respect to the Ordinary Shares, which was filed with the Securities and Exchange Commission (the "Commission") under The Securities Act of 1933, as amended ("Act"), of the United States of America on 6 August 1997 together with certain amendments thereto filed with the Commission.

For the purposes of this opinion, we have examined originals or certified copies of: (a) the Registration Statement, including the Prospectus and all Exhibits or Schedules thereto; (b) the Memorandum of Association and Bye-Laws of SCBH; and (c) resolutions of the Board of Directors of SCBH relating to the authorisation of the issuance of the securities subject to the Registration Statement, including the delegation to a special committee of the Board of Directors (the "Special Committee") of certain pricing authority with respect to the issuance of the shares to be offered and sold by the Company. We have also examined such certificates of the directors and officers of
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SCBH and such other certificates, agreements, instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. We have relied, as to factual matters only, upon such certificates and the representations and warranties made in such agreements, instruments and other documents.

Terms used in the Registration Statement not otherwise defined herein shall have the same meanings herein as those terms bear in the Registration Statement.

We have assumed:-

(1)  The genuineness of all signatures on the documents which we have examined;
     and

(2) The conformity to originals of all documents submitted to us as copies and the authenticity of all original documents which, or copies of which, have been submitted to us.

Based upon and subject to the foregoing, and relying, where appropriate, upon the representations made by the officers of SCBH as referred to above and subject to the reservations mentioned below, we are of the opinion that as at the date hereof:

1. SCBH is a company duly incorporated and validly existing under the laws of Bermuda.

2. The Ordinary Shares to be sold by SCBH pursuant to the terms of the Registration Statement have been duly authorised and, when the price thereof has been determined by action of the Special Committee, the Ordinary Shares, when issued and paid for in accordance with the terms of the Registration Statement and the Resolutions, at the price determined by the Special Committee, will be validly issued, fully paid and non-assessable.

3. The Ordinary Shares to be sold by the Selling Shareholders pursuant to the terms of the Registration Statement have been, and when sold in the manner contemplated in the Registration Statement and Prospectus will continue to be, duly authorised, validly issued, fully paid and non-assessable.

Our reservations with respect to the foregoing opinion is as follows:-

A. Where an obligation is to be performed in a jurisdiction other than Bermuda, a Bermudian court may refuse to enforce it to the extent that such performance would be illegal or contrary to public policy under the laws of such other

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     jurisdictions.

B. Non-Assessability" is not a legal concept under Bermuda law, but when we describe shares as being "non-assessable" in paragraphs 2 and 3 above, we mean with respect to the shareholders of the company, in relation to fully paid shares of the company and subject to any contrary provision in any agreement in writing between that company and any one of its shareholders holding such shares but only with respect to such shareholder, that such shareholder shall not be bound by an alteration to the Memorandum of Association or the Bye-Laws of that company after the date upon which they became such shareholders, if and insofar as the alteration requires them to take, or subscribe for additional shares, or in any way increases their liability to contribute to the share capital of, or otherwise pay money to, such company.

We hereby consent to the filing of this opinion with the Commission and as an exhibit to the Registration Statement and to the references to this Firm in the Registration Statement. As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda. Accordingly, we do not admit to being an expert within the meaning of the Act.

This opinion is to be governed by and construed in accordance with Bermuda law.

                                             Yours faithfully,


                                             /s/ APPLEBY, SPURLING & KEMPE

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